Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

Regarding the Offer to Repurchase

by

THE CENTRAL EUROPE AND RUSSIA FUND, INC.

To Repurchase for Cash up to 654,331

Of Its Issued and Outstanding Shares

at 98% of the Net Asset Value Per Share

This form must be used to accept the Offer to Repurchase (as defined below) if a stockholder’s certificate(s) for Fund Shares are not immediately available or if time will not permit the Letter of Transmittal and other required documents to reach the Depositary on or before the Expiration Date. Each term used in this form that is not otherwise defined herein shall have the meaning in the Offer to Repurchase, dated February 11, 2013. This form may be delivered by overnight courier, mail or transmitted by facsimile transmission to the Depositary. Tenders using this form may be made only by or through an Eligible Institution as defined in Section 4(b) of the Offer to Repurchase.

The Depositary:

The Colbent Corporation

BY REGISTERED, CERTIFIED, EXPRESS OR FIRST CLASS MAIL:	BY OVERNIGHT COURIER:	BY FACSIMILE TRANSMISSION:
The Colbent Corporation CEE Tender Offer Att: Corporate Actions P.O. Box 859208 Braintree, MA 02185	The Colbent Corporation CEE Tender Offer Att: Corporate Actions 161 Bay State Drive Braintree, MA 02184	For Eligible Institutions Only: (781) 930-4939 For Confirmation Only Telephone: (781) 930-4900

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby tenders to The Central Europe and Russia Fund, Inc. (the “Fund”), upon the terms and subject to the conditions set forth in its Offer to Repurchase, dated February 11, 2013, and the related Letter of Transmittal (which together with any amendments or supplements thereto collectively constitute the “Offer to Repurchase”), receipt of which are hereby acknowledged, (i) the number of Fund Shares specified below pursuant to the guaranteed delivery procedures set forth in Section 4(d) of the Offer to Repurchase and (ii) all Fund Shares (or a portion thereof, as specified below) held in the name(s) of the registered holder(s) by the Fund’s Transfer Agent pursuant to the Fund’s Dividend Reinvestment Plan.

(Please Print Except for Signature(s))

Number of Fund Shares Tendered:	Name(s) of Record Holder(s):

Certificate Nos. (if available):

DTC Participant Number:

If Fund Shares will be tendered by book entry transfer to The Depository Trust Company, please check box: ☐	Telephone Number including area code:

Dated: , 20

Individual(s) Signature(s):

Entity:

Name of Firm:

Authorized Signature:

Name:

Title:

2

GUARANTEE

The undersigned, an Eligible Institution as defined in Section 4(b) of the Offer to Repurchase, hereby, with respect to the Fund Shares tendered hereby pursuant to the guaranteed delivery procedures set forth in Section 4(d) of the Offer to Repurchase: (a) represents that the person(s) named on the previous page “own(s)” such Fund Shares within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended; (b) represents that the tender of such Fund Shares complies with Rule 14e-4; and (c) guarantees to deliver to the Depositary certificates representing such Fund Shares, in proper form for transfer (or to tender Fund Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depository Trust Company if so specified on the foregoing page), together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees and any other required documents prior to 5:00 p.m., Eastern Time, on the third New York Stock Exchange trading day after the date of receipt of this Guarantee.

(Please Print Except for Signature)

Name of Firm:

Authorized Signature:

Name:

Title:

Addresses:
(Include Zip Code)

Telephone Number
(Include Area Code)

Dated:

3